Telenav Reports Fourth Quarter and Fiscal Year 2016 Financial Results

-Full Year Fiscal 2016 Total Revenue of $183.3 million, up 14% year-over-year
-Full Year Fiscal 2016 Total Billings of $199.9 million, up 21% year-over-year
-Full Year Fiscal 2016 Automotive Revenue of $135.4 million, up 31% year-over-year
-Full Year Fiscal 2016 Automotive Billings of $152.3 million, up 41% year-over-year

Santa Clara, Calif. - August 2, 2016 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the fourth quarter and the fiscal year that ended June 30, 2016.
“Telenav delivered strong results, achieving year-over-year growth in both revenue and billings for the fourth quarter and the fiscal year,” said HP Jin, chairman and CEO of Telenav. “We continued to expand the global rollout of Ford SYNC 3 to now include China and Europe, which we anticipate will be completed in the September quarter. We also continued to make steady progress with our OEM partners to expand our current offerings and capabilities. We are very pleased to have achieved almost $200 million in total billings for the fiscal year. We consider billings to be a key indicator of progress in our strategy to lead the connected car industry.”

Financial Highlights

•
Total revenue for the fourth quarter of fiscal 2016 was $47.8 million, compared with $46.3 million in the third quarter of fiscal 2016 and $43.2 million in the fourth quarter of fiscal 2015. Revenue for fiscal 2016 was $183.3 million, compared with $160.2 million in fiscal 2015.

•
Automotive revenue was $37.1 million, or 78 percent of total revenue, for the fourth quarter of fiscal 2016, compared with $34.7 million, or 75 percent of total revenue, in the third quarter of fiscal 2016 and $30.0 million, or 70 percent of total revenue, for the fourth quarter of fiscal 2015. Automotive revenue for fiscal 2016 was $135.4 million, or 74 percent of total revenue, compared with $103.1 million in fiscal 2015, or 64 percent of total revenue.

•
Advertising revenue was $5.0 million, or 11 percent of total revenue, for the fourth quarter of fiscal 2016, compared with $5.2 million, or 11 percent of total revenue, in the third quarter of fiscal 2016, and $5.2 million, or 12 percent of total revenue, for the fourth quarter of fiscal 2015. Advertising revenue for fiscal 2016 was $21.7 million, or 12 percent of total revenue, compared with $17.9 million for fiscal 2015, or 11 percent of total revenue.

•	Deferred revenue as of June 30, 2016 was $23.4 million, compared with $20.7 million as of March 31, 2016 and $6.8 million as of June 30, 2015.

•
Billings for the fourth quarter of fiscal 2016 were $50.4 million, compared with $53.1 million in the third quarter of fiscal 2016 and $44.6 million in the fourth quarter of fiscal 2015. Billings for fiscal 2016 were $199.9 million, compared with $164.6 million for fiscal 2015.

•
Operating expenses for the fourth quarter of fiscal 2016 were $28.9 million, compared with $29.4 million in third quarter of fiscal 2016 and $30.4 million in the fourth quarter of fiscal 2015. Operating expenses for fiscal 2016 were $117.1 million, compared with $119.8 million for fiscal 2015.

•
GAAP net loss for the fourth quarter of fiscal 2016 was ($8.0) million, or ($0.19) per basic and diluted share, compared with a GAAP net loss of ($9.8) million, or ($0.23) per basic and diluted share, in the third quarter of fiscal 2016 and a GAAP net loss of ($7.6) million, or ($0.19) per basic and diluted share, for the fourth quarter of fiscal 2015.

•
Adjusted EBITDA for the fourth quarter of fiscal 2016 was a ($4.6) million loss compared with a ($6.4) million loss in the third quarter of fiscal 2016 and a ($5.5) million loss in the fourth quarter of fiscal 2015. In each period, adjusted EBITDA reflects our GAAP net loss adjusted for the impact of stock-based compensation expense, depreciation and amortization expense, interest and other income (expense), provision (benefit) for income taxes, and other applicable items such as legal contingencies, restructuring accruals and reversals, and reversals of accruals related to deferred rent resulting from our lease termination. For fiscal 2016, adjusted EBITDA was a ($21.5) million loss compared with a ($20.5) million loss for fiscal 2015.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $109.6 million as of June 30, 2016. This represented cash and short-term investments of $2.57 per share, based on 42.7 million shares of common stock outstanding as of June 30, 2016. Telenav had no debt as of June 30, 2016.

•
Free cash flow for the fourth quarter of fiscal 2016 was $1.9 million, compared with ($2.0) million in the third quarter of fiscal 2016 and ($8.7) million in the fourth quarter of fiscal 2015. Free cash flow reflects net cash provided by (used in) operating activities, less purchases of property and equipment. For fiscal 2016, free cash flow was ($7.1) million compared with ($8.9) million for fiscal 2015.

Business Outlook
For the quarter ending September 30, 2016, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $40 to $43 million, which reflects the expected revenue timing impacts of the continued transition to Sync 3 of Ford in Europe and other geographies;

•	Automotive revenue is expected to be 71 to 74 percent of total revenue;

•	Advertising revenue is expected to be approximately 15 percent of total revenue;

•	Billings are expected to be $45 to $48 million;

•	GAAP gross margin is expected to be approximately 45 percent, which is expected to decline as mobile navigation revenue declines;

•	GAAP operating expenses are expected to be $29.5 to $30.5 million;

•	Non-GAAP operating expenses are expected to be $26.5 to $27.5 million, and represent operating expenses adjusted for the impact of approximately $3.0 million of stock-based compensation expense;

•	Estimated benefit for income taxes is expected to be approximately $1 million;

•	GAAP net loss is expected to be ($10.0) to ($11.0) million;

•	Diluted GAAP net loss per share is expected to be ($0.23) to ($0.26);

•	Non-GAAP net loss is expected to be ($7.0) to ($8.0) million, and represents GAAP net loss adjusted for the add back of approximately $3.0 million of stock-based compensation expense;

•	Non-GAAP diluted net loss per share is expected to be ($0.16) to ($0.19);

•
Adjusted EBITDA is expected to be ($7.0) to ($8.0) million, and represents GAAP net loss adjusted for the impact of approximately $3.0 million of stock-based compensation expense, and approximately $1.0 million of depreciation and amortization expense, interest and other income (expense), and provision (benefit) from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 43 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-401-4669 (toll-free, domestic only) or 719-457-2689 (domestic and international toll) and enter pass code 9548405. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 9548405.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA and free cash flow included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Billings measure revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. When we use these measures, we compensate for these limitations by providing specific information regarding revenue and evaluating billings together with revenue calculated in accordance with GAAP. We have also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating our non-GAAP metric of billings. In connection with our presentation of the change in deferred revenue, we have provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of our operating results, we believe these metrics are useful in evaluating cash flow.

Non-GAAP net loss and non-GAAP gross margin exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expense, and other applicable items such as legal contingencies, changes in valuation allowance on certain deferred tax assets, benefit from income taxes due to change in tax accounting method and amended tax return, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav that we exclude from non-GAAP financial metrics. Legal contingencies represent settlements and offers made to settle patent litigation cases in which we are defendants and royalty disputes. Deferred rent reversals represent the reversal of our deferred rent liability that is no longer required due to our facility lease termination. Capitalized software amortization expense represents internal software costs that were capitalized and are charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Restructuring accruals and reversals represent recognition of the estimated amount of costs associated with restructuring activities. Changes in valuation allowance on deferred tax assets represent changes in the realization of the underlying assets. Tax benefit represents the impact from change in tax accounting method and amended tax return. Our non-GAAP tax rate differs from the tax rate due to the elimination of any tax effect of stock-based compensation expense. Non-GAAP operating expenses exclude stock-based compensation and other applicable items discussed above, such as legal contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination.

Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, interest and other income (expense), provision (benefit) for income taxes, and other applicable items such as legal contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

Free cash flow is a non-GAAP financial measure we define as net cash provided by (used in) operating activities, less purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business after purchases of property and equipment.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results. This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, have operating expenses which cannot be fully attributable to one versus the other segment. In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav's ability to develop and implement products for General Motors ("GM") and Toyota and to support GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEM") for a substantial portion of its revenue; Ford’s announcement that it believes that the market for automobiles generally will not grow at the pace that it has been growing at recently; the timing of the transition of Ford to its Sync 3 system and the timing of revenue recognition in connection with the Sync 3 due to different title transfer requirements, particularly outside of the U.S.; potential delays in new orders of Sync 3 as Ford uses its Sync 2 inventory in connection with the Sync 3 transition and the impact of the transition on order timing and delivery; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; potential impacts of OEM’s including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's limited history in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop search products with Nuance; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including Open Street Maps (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav's ability to qualify for tax refunds and credits; and macroeconomic and political conditions in the U.S. and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-Q for the three months ended March 31, 2016 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota, and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Nissan, Denny’s, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.
Copyright 2016 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
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Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Consolidated Balance Sheets
(in thousands, except par value)

	June 30, 2016	June 30, 2015*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$21,349	$18,721
Short-term investments	88,277	101,195
Accounts receivable, net of allowances of $111 and $211, at June 30, 2016 and 2015, respectively	42,216	36,493
Deferred income taxes, net	—	327
Restricted cash	5,109	4,878
Income taxes receivable	687	6,080
Deferred costs	1,784	432
Prepaid expenses and other current assets	4,448	3,856
Total current assets	163,870	171,982
Property and equipment, net	5,247	7,126
Deferred income taxes, non-current	661	443
Goodwill and intangible assets, net	35,993	37,528
Deferred costs, non-current	10,292	2,709
Other assets	2,184	4,134
Total assets	$218,247	$223,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,992	$830
Accrued compensation	9,308	9,628
Accrued royalties	15,331	9,358
Other accrued expenses	11,635	10,918
Deferred revenue	4,334	2,109
Income taxes payable	88	724
Total current liabilities	45,688	33,567
Deferred rent, non-current	1,124	4,858
Deferred revenue, non-current	19,035	4,719
Other long-term liabilities	2,715	4,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 42,708 and 40,537 shares issued and outstanding at June 30, 2016 and 2015, respectively	43	41
Additional paid-in capital	149,775	140,406
Accumulated other comprehensive loss	(1,767)	(1,540)
Retained earnings	1,634	37,276
Total stockholders' equity	149,685	176,183
Total liabilities and stockholders’ equity	$218,247	$223,922

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015.

Telenav, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015*

	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product	$36,249	$29,476	$132,454	$100,768
Services	11,505	13,710	50,892	59,471
Total revenue	47,754	43,186	183,346	160,239
Cost of revenue:
Product	21,761	16,793	79,165	55,270
Services	5,011	5,659	21,632	23,514
Total cost of revenue	26,772	22,452	100,797	78,784
Gross profit	20,982	20,734	82,549	81,455
Operating expenses:
Research and development	17,281	17,058	68,911	68,060
Sales and marketing	5,272	7,200	25,587	26,975
General and administrative	6,394	6,014	23,994	23,606
Restructuring	(1)	163	(1,362)	1,150
Total operating expenses	28,946	30,435	117,130	119,791
Loss from operations	(7,964)	(9,701)	(34,581)	(38,336)
Interest and other income (expense), net	48	(806)	(229)	2,267
Loss before provision (benefit) for income taxes	(7,916)	(10,507)	(34,810)	(36,069)
Provision (benefit) for income taxes	82	(2,871)	511	(13,006)
Net loss	$(7,998)	$(7,636)	$(35,321)	$(23,063)

Net loss per share
Basic and diluted	$(0.19)	$(0.19)	$(0.85)	$(0.58)

Weighted average shares used in computing net loss per share
Basic and diluted	42,600	40,376	41,567	39,991

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015.

Telenav, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2016	2015*
	(unaudited)
Operating activities
Net loss	$(35,321)	$(23,063)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,362	5,239
Amortization of net premium on short-term investments	645	1,318
Stock-based compensation expense	11,366	11,428
Valuation allowance on deferred tax assets	—	(778)
Bad debt expense	95	33
Write-off of long term investments	977	1,302
Loss on disposal of property and equipment	398	73
Changes in operating assets and liabilities:
Accounts receivable	(5,817)	(10,764)
Deferred income taxes	109	1,342
Restricted cash	(231)	1,117
Income taxes receivable	5,393	852
Deferred costs	(8,935)	(2,641)
Prepaid expenses and other current assets	(592)	5,133
Other assets	972	550
Accounts payable	4,119	328
Accrued compensation	(320)	(3,246)
Accrued royalties	5,973	5,687
Accrued expenses and other liabilities	(923)	(4,699)
Income taxes payable	(636)	(80)
Deferred rent	(272)	(1,219)
Deferred revenue	16,541	4,392
Net cash used in operating activities	(3,097)	(7,696)

Investing activities
Purchases of property and equipment	(4,004)	(1,208)
Purchases of short-term investments	(55,021)	(113,144)
Purchases of long-term investments	—	(2,500)
Proceeds from sales of long-term investments	—	376
Proceeds from sales and maturities of short-term investments	67,578	132,528
Net cash provided by investing activities	8,553	16,052

Financing activities
Proceeds from exercise of stock options	1,549	4,412
Repurchase of common stock	(570)	(3,780)
Tax withholdings related to net share settlements of restricted stock units	(3,295)	(3,103)
Net cash used in financing activities	(2,316)	(2,471)

Effect of exchange rate changes on cash and cash equivalents	(512)	(1,698)
Net increase in cash and cash equivalents	2,628	4,187
Cash and cash equivalents, at beginning of period	18,721	14,534
Cash and cash equivalents, at end of period	$21,349	$18,721

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$(4,610)	$(10,754)

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015*
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Automotive	$37,066	$30,049	$135,372	$103,100
Advertising	5,049	5,215	21,744	17,941
Mobile Navigation	5,639	7,922	26,230	39,198
Total revenue	47,754	43,186	183,346	160,239

Cost of revenue:
Automotive	22,346	17,102	81,293	56,319
Advertising	2,758	3,182	12,296	11,710
Mobile Navigation	1,668	2,168	7,208	10,755
Total cost of revenue	26,772	22,452	100,797	78,784

Gross profit:
Automotive	14,720	12,947	54,079	46,781
Advertising	2,291	2,033	9,448	6,231
Mobile Navigation	3,971	5,754	19,022	28,443
Total gross profit	$20,982	$20,734	$82,549	$81,455

Gross margin:
Automotive	40%	43%	40%	45%
Advertising	45%	39%	43%	35%
Mobile Navigation	70%	73%	73%	73%
Total gross margin	44%	48%	45%	51%

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended June 30, 2016				Fiscal Year Ended June 30, 2016
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$37,066	$5,049	$5,639	$47,754	$135,372	$21,744	$26,230	$183,346
Adjustments:
Increase (decrease) in deferred revenue	2,718	—	(56)	2,662	16,961	—	(420)	16,541
Billings (Non-GAAP)	$39,784	$5,049	$5,583	$50,416	$152,333	$21,744	$25,810	$199,887

	Three Months Ended June 30, 2015				Fiscal Year Ended June 30, 2015
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$30,049	$5,215	$7,922	$43,186	$103,100	$17,941	$39,198	$160,239
Adjustments:
Increase (decrease) in deferred revenue	1,412	—	(6)	1,406	5,062	—	(670)	4,392
Billings (Non-GAAP)	$31,461	$5,215	$7,916	$44,592	$108,162	$17,941	$38,528	$164,631

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Deferred revenue, June 30	$22,153	$5,192	$—	$—	$1,216	$1,636	$23,369	$6,828
Deferred revenue, March 31	19,435	3,780	—	—	1,272	1,642	20,707	5,422
Increase (decrease) in deferred revenue	$2,718	$1,412	$—	$—	$(56)	$(6)	$2,662	$1,406

Deferred costs, June 30	$12,076	$3,141	$—	$—	$—	$—	$12,076	$3,141
Deferred costs, March 31	10,417	2,561	—	—	—	—	10,417	2,561
Increase in deferred costs	$1,659	$580	$—	$—	$—	$—	$1,659	$580

	Automotive		Advertising		Mobile Navigation		Total
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Deferred revenue, June 30	$22,153	$5,192	$—	$—	$1,216	$1,636	$23,369	$6,828
Deferred revenue, June 30	5,192	130	—	—	1,636	2,306	6,828	2,436
Increase (decrease) in deferred revenue	$16,961	$5,062	$—	$—	$(420)	$(670)	$16,541	$4,392

Deferred costs, June 30	$12,076	$3,141	$—	$—	$—	$—	$12,076	$3,141
Deferred costs, June 30	3,141	500	—	—	—	—	3,141	500
Increase in deferred costs	$8,935	$2,641	$—	$—	$—	$—	$8,935	$2,641

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of Net Loss to Non-GAAP Net Loss

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015

Net loss	$(7,998)	$(7,636)	$(35,321)	$(23,063)

Adjustments:
Benefit from income taxes due to change in tax accounting method and amended tax return	—	—	—	(4,061)
Legal contingencies	185	—	935	—
Restructuring accrual (reversal)	(1)	163	(1,362)	1,150
Deferred rent reversal due to lease termination	—	—	(1,242)	—
Capitalized software and developed technology amortization expense	260	753	1,535	3,275
Change in valuation allowance against deferred tax asset	—	(778)	—	(778)
Stock-based compensation expense:
Cost of revenue	33	32	143	98
Research and development	1,350	1,407	6,062	5,275
Sales and marketing	587	750	2,844	2,943
General and administrative	509	680	2,317	3,112
Total stock-based compensation expense	2,479	2,869	11,366	11,428
Tax effect of adding back adjustments	—	(215)	—	(840)
Non-GAAP net loss	$(5,075)	$(4,844)	$(24,089)	$(12,889)

Non-GAAP net loss per share
Basic and diluted	$(0.12)	$(0.12)	$(0.58)	$(0.32)

Weighted average shares used in computing non-GAAP net loss per share
Basic and diluted	42,600	40,376	41,567	39,991

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015

Net loss	$(7,998)	$(7,636)	$(35,321)	$(23,063)

Adjustments:
Legal contingencies	185	—	935	—
Restructuring accrual (reversal)	(1)	163	(1,362)	1,150
Deferred rent reversal due to lease termination	—	—	(1,242)	—
Stock-based compensation expense	2,479	2,869	11,366	11,428
Depreciation and amortization expense	666	1,185	3,362	5,239
Interest and other income (expense), net	(48)	806	229	(2,267)
Provision (benefit) for income taxes	82	(2,871)	511	(13,006)
Adjusted EBITDA	$(4,635)	$(5,484)	$(21,522)	$(20,519)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015

Operating expenses	$28,946	$30,435	$117,130	$119,791

Adjustments:
Legal contingencies	(185)	—	(935)	—
Restructuring accrual (reversal)	1	(163)	1,362	(1,150)
Deferred rent reversal due to lease termination	—	—	1,176	—
Stock-based compensation expense	(2,446)	(2,837)	(11,223)	(11,330)
Non-GAAP operating expenses	$26,316	$27,435	$107,510	$107,311

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in percentages)

Reconciliation of Gross Margin to Non-GAAP Margin

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015

Gross margin	40%	43%	45%	39%	70%	73%	44%	48%

Adjustments:
Capitalized software and developed technology amortization expense	—%	1%	—%	8%	1%	—%	1%	2%
Non-GAAP gross margin	40%	44%	45%	47%	71%	73%	45%	50%

	Automotive		Advertising		Mobile Navigation		Total
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015

Gross margin	40%	45%	43%	35%	73%	73%	45%	51%

Adjustments:
Capitalized software and developed technology amortization expense	1%	1%	3%	9%	—%	1%	1%	2%
Non-GAAP gross margin	41%	46%	46%	44%	73%	74%	46%	53%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015

Net loss	$(7,998)	$(7,636)	$(35,321)	$(23,063)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in deferred revenue (1)	2,662	1,406	16,541	4,392
Increase in deferred costs (1)	(1,659)	(580)	(8,935)	(2,641)
Changes in other operating assets and liabilities	7,395	(5,759)	7,775	(4,999)
Other adjustments (2)	3,716	4,400	16,843	18,615
Net cash provided by (used in) operating activities	4,116	(8,169)	(3,097)	(7,696)
Less: Purchases of property and equipment	(2,229)	(558)	(4,004)	(1,208)
Free cash flow	$1,887	$(8,727)	$(7,101)	$(8,904)

(1) Relates primarily to automotive royalties and customized software development fees.
(2) Consists primarily of depreciation and amortization and stock-based compensation expense.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended June 30, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$47,754		$5,049		$37,066	$5,639	$42,705
Cost of revenue	26,772		2,758		22,346	1,668	24,014
Gross profit	20,982		2,291		$14,720	$3,971	18,691
Operating expenses:
Research and development	17,281		1,214	(2)			16,067
Sales and marketing	5,272		2,725	(2)			2,547
General and administrative	6,394		458	(3)			5,936
Restructuring	(1)		(1)				—
Total operating expenses:	28,946		4,396				24,550
Loss from operations	(7,964)		(2,105)				(5,859)
Interest and other income (expense), net	48		—	(4)			48
Loss before provision for income taxes	(7,916)		(2,105)				(5,811)
Benefits for income taxes	82		—				82
Net loss	$(7,998)	$(7,998)	$(2,105)				$(5,893)

Adjustments:
Legal contingencies		185	—				185
Stock-based compensation expense		2,479	295				2,184
Restructuring accrual (reversal)		(1)	(1)				—
Depreciation and amortization expense		666	60				606
Interest and other income (expense), net		(48)	—	(4)			(48)
Benefits for income taxes		82	—				82
Adjusted EBITDA		$(4,635)	$(1,751)				$(2,884)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision (benefit) for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended June 30, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$43,186		$5,215		$30,049	$7,922	$37,971
Cost of revenue	22,452		3,182		17,102	2,168	19,270
Gross profit	20,734		2,033		$12,947	$5,754	18,701
Operating expenses:
Research and development	17,058		1,664	(2)			15,394
Sales and marketing	7,200		4,104	(2)			3,096
General and administrative	6,014		501	(3)			5,513
Restructuring	163		163				—
Total operating expenses:	30,435		6,432				24,003
Loss from operations	(9,701)		(4,399)				(5,302)
Interest and other income (expense), net	(806)		—	(4)			(806)
Loss before benefit from income taxes	(10,507)		(4,399)				(6,108)
Benefit from income taxes	(2,871)		(928)				(1,943)
Net loss	$(7,636)	$(7,636)	$(3,471)				$(4,165)

Adjustments:
Stock-based compensation expense		2,869	326				2,543
Restructuring accrual		163	163				—
Depreciation and amortization expense		1,185	512				673
Interest and other income (expense), net		806	—	(4)			806
Benefit from income taxes		(2,871)	(928)				(1,943)
Adjusted EBITDA		$(5,484)	$(3,398)				$(2,086)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision (benefit) for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Fiscal Year Ended June 30, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$183,346		$21,744		$135,372	$26,230	$161,602
Cost of revenue	100,797		12,296		81,293	7,208	88,501
Gross profit	82,549		9,448		$54,079	$19,022	73,101
Operating expenses:
Research and development	68,911		4,722	(2)			64,189
Sales and marketing	25,587		13,822	(2)			11,765
General and administrative	23,994		1,996	(3)			21,998
Restructuring	(1,362)		(230)				(1,132)
Total operating expenses:	117,130		20,310				96,820
Loss from operations	(34,581)		(10,862)				(23,719)
Interest and other income (expense), net	(229)		—	(4)			(229)
Loss before provision for income taxes	(34,810)		(10,862)				(23,948)
Provision for income taxes	511		—				511
Net loss	$(35,321)	$(35,321)	$(10,862)				$(24,459)

Adjustments:
Legal contingencies		935	—				935
Stock-based compensation expense		11,366	1,150				10,216
Restructuring accrual (reversal)		(1,362)	(230)				(1,132)
Deferred rent reversal due to lease termination		(1,242)	(300)				(942)
Depreciation and amortization expense		3,362	810				2,552
Interest and other income (expense), net		229	—	(4)			229
Provision for income taxes		511	—				511
Adjusted EBITDA		$(21,522)	$(9,432)				$(12,090)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision (benefit) for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Fiscal Year Ended June 30, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$160,239		$17,941		$103,100	$39,198	$142,298
Cost of revenue	78,784		11,710		56,319	10,755	67,074
Gross profit	81,455		6,231		$46,781	$28,443	75,224
Operating expenses:
Research and development	68,060		6,146	(2)			61,914
Sales and marketing	26,975		14,173	(2)			12,802
General and administrative	23,606		2,111	(3)			21,495
Restructuring	1,150		398				752
Total operating expenses:	119,791		22,828				96,963
Loss from operations	(38,336)		(16,597)				(21,739)
Interest and other income (expense), net	2,267		—	(4)			2,267
Loss before benefit from income taxes	(36,069)		(16,597)				(19,472)
Benefit from income taxes	(13,006)		(4,324)				(8,682)
Net loss	$(23,063)	$(23,063)	$(12,273)				$(10,790)

Adjustments:
Stock-based compensation expense		11,428	1,753				9,675
Restructuring accrual		1,150	398				752
Depreciation and amortization expense		5,239	2,058				3,181
Interest and other income (expense), net		(2,267)	—	(4)			(2,267)
Benefit from income taxes		(13,006)	(4,324)				(8,682)
Adjusted EBITDA		$(20,519)	$(12,388)				$(8,131)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision (benefit) for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.